Exhibit 99.1

Investor and Media Relations:	Alexandra Lynn Selene Oh
+1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results

for the Third Quarter and Nine Months Ended September 30, 2016

Company Reports EPS of $2.00; Economic EPS of $3.02

WEST PALM BEACH, FL, October 31, 2016 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the third quarter and nine months ended September 30, 2016.

For the third quarter of 2016, diluted earnings per share were $2.00, compared to $1.96 for the same period of 2015, and Economic earnings per share (“Economic EPS”) were $3.02, compared to $2.92 for the same period of 2015. For the third quarter of 2016, Net income was $109.2 million, compared to $107.7 million for the same period of 2015. For the third quarter of 2016, Economic net income was $164.5 million, compared to $159.8 million for the same period of 2015. For the third quarter of 2016, Adjusted EBITDA was $219.8 million, compared to $218.9 million for the same period of 2015. (Economic EPS, Economic net income, and Adjusted EBITDA are defined in the attached tables, along with reconciliations to the most directly comparable GAAP measure.)

For the nine months ended September 30, 2016, Net income was $321.1 million, Economic net income was $491.0 million, and Adjusted EBITDA was $655.8 million. For the nine months ended September 30, 2015, Net income was $362.0 million, Economic net income was $491.4 million, and Adjusted EBITDA was $679.1 million.

Net client cash flows for the third quarter of 2016 were $5.8 billion. AMG’s aggregate assets under management were approximately $730 billion at September 30, 2016, pro forma for a pending investment and investments which have since closed.

“AMG generated strong results for the third quarter, including Economic earnings per share of $3.02 and record assets under management of approximately $730 billion, which represents a 23% increase over the year-ago period,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG. “Our results reflect excellent execution across all aspects of our business, including ongoing organic growth, the long-term investment outperformance of our Affiliates, and the continued success of our strategy to partner with the highest-quality boutiques worldwide.”

“Despite muted industry demand for actively-managed strategies overall in the third quarter, AMG generated positive net client cash flows of $5.8 billion across our diverse performance-oriented product set,” Mr. Healey continued. “Our net client cash flows, which were positive across all client channels and geographies, reflect clients’ increasing recognition of the competitive advantages of independent boutique firms in generating alpha – even in a low-return environment. AMG is one of the leading providers of value-added strategies globally, and with our Affiliates’ outstanding offerings across a broad range of highly attractive product areas, including global and emerging markets equities and one of the industry’s largest and most diverse alternative strategy sets, we are well-positioned for strong long-term organic growth.”

“We continue to have a unique opportunity to partner with the best alpha-generating firms around the world,” Mr. Healey concluded. “With our distinct investment approach and two-decade track record of successful partnerships, as well as our global scale, including proven capabilities to enhance our Affiliates’ asset-gathering efforts in key markets around the world, AMG is the partner of choice for the most highly-regarded firms globally. We are confident in our ability to generate meaningful earnings growth through accretive new investments in outstanding new Affiliates.”

About AMG

AMG is a global asset management company with equity investments in leading boutique investment management firms. AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy. AMG’s strategy is to generate growth through the internal growth of existing Affiliates, as well as through investments in new Affiliates. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations. As of September 30, 2016, AMG’s aggregate assets under management were approximately $730 billion, pro forma for a pending investment and investments which have since closed, in more than 500 investment products across a broad range of investment styles, asset classes and distribution channels. For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “intends,” “plans,” “estimates,” “pending investments,” “anticipates” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings and other risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.

Financial Tables Follow

A teleconference will be held with AMG’s management at 8:30 a.m. Eastern time today. Parties interested in listening to the teleconference should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) starting at 8:15 a.m. Eastern time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13648620. The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via AMG’s website at http://www.amg.com/InvestorRelations/.

AMG

Financial Highlights

(in millions, except as noted and per share data)

	Three Months Ended 9/30/15 (A)	Three Months Ended 9/30/16

Assets under management (at period end, in billions)	$593.8	$672.4

Revenue	$613.1	$544.7

Income from equity method investments	$57.9	$67.5

Net income (controlling interest)	$107.7	$109.2

Economic net income (controlling interest) (B)	$159.8	$164.5

Adjusted EBITDA (controlling interest) (C)	$218.9	$219.8

Average shares outstanding (diluted)	57.0	56.6

Earnings per share (diluted)	$1.96	$2.00

Average shares outstanding (adjusted diluted) (D)	54.8	54.4

Economic earnings per share (D)	$2.92	$3.02

	December 31, 2015	September 30, 2016

Cash and cash equivalents	$563.8	$422.0

Senior bank debt	$643.3	$873.5

Senior notes	$937.1	$938.8

Convertible securities	$299.0	$301.0

Stockholders’ equity	$2,837.1	$3,189.0

AMG

Financial Highlights

(in millions, except as noted and per share data)

	Nine Months Ended 9/30/15 (A)	Nine Months Ended 9/30/16

Assets under management (at period end, in billions)	$593.8	$672.4

Revenue	$1,894.7	$1,644.2

Income from equity method investments	$171.2	$200.7

Net income (controlling interest)	$362.0	$321.1

Economic net income (controlling interest) (B)	$491.4	$491.0

Adjusted EBITDA (controlling interest) (C)	$679.1	$655.8

Average shares outstanding (diluted)	57.4	56.6

Earnings per share (diluted)	$6.51	$5.88

Average shares outstanding (adjusted diluted) (D)	55.4	54.4

Economic earnings per share (D)	$8.88	$9.02

AMG

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months Ended 9/30/15 (A)	Three Months Ended 9/30/16

Net income (controlling interest)	$107.7	$109.2
Convertible securities interest expense, net	3.8	3.9

Net income (controlling interest), as adjusted	$111.5	$113.1

Average shares outstanding (diluted)	57.0	56.6

Earnings per share (diluted)	$1.96	$2.00

	Nine Months Ended 9/30/15 (A)	Nine Months Ended 9/30/16

Net income (controlling interest)	$362.0	$321.1
Convertible securities interest expense, net	11.5	11.6

Net income (controlling interest), as adjusted	$373.5	$332.7

Average shares outstanding (diluted)	57.4	56.6

Earnings per share (diluted)	$6.51	$5.88

AMG

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months Ended 9/30/15	Three Months Ended 9/30/16

Average shares outstanding (diluted)	57.0	56.6
Assumed issuance of junior convertible securities shares	(2.2)	(2.2)

Average shares outstanding (adjusted diluted) (D)	54.8	54.4

	Nine Months Ended 9/30/15	Nine Months Ended 9/30/16

Average shares outstanding (diluted)	57.4	56.6
Assumed issuance of junior convertible securities shares	(2.2)	(2.2)
Dilutive impact of junior convertible securities shares	0.2	—

Average shares outstanding (adjusted diluted) (D)	55.4	54.4

AMG

Operating Results

Assets Under Management

(in billions)

Statement of Changes – Quarter to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, June 30, 2016	$369.6	$184.5	$93.5	$647.6
Client cash inflows and commitments	13.1	12.6	4.3	30.0
Client cash outflows and realizations	(10.3)	(10.6)	(3.3)	(24.2)

Net client cash flows	2.8	2.0	1.0	5.8

Market changes	12.0	7.0	2.4	21.4
Foreign exchange	(0.5)	(0.8)	(0.2)	(1.5)
Other	(0.4)	(0.4)	(0.1)	(0.9)

Assets under management, September 30, 2016	$383.5	$192.3	$96.6	$672.4

Statement of Changes – Year to Date

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, December 31, 2015	$347.5	$175.8	$88.0	$611.3
Client cash inflows and commitments	32.3	42.7	13.5	88.5
Client cash outflows and realizations	(32.1)	(35.5)	(9.4)	(77.0)

Net client cash flows	0.2	7.2	4.1	11.5

New investments (E)	16.0	0.3	0.9	17.2
Market changes	19.9	13.6	3.5	37.0
Foreign exchange	0.4	(4.2)	0.4	(3.4)
Other	(0.5)	(0.4)	(0.3)	(1.2)

Assets under management, September 30, 2016	$383.5	$192.3	$96.6	$672.4

AMG

Reconciliations of Performance Measures

(in millions, except per share data)

	Three Months Ended 9/30/15 (A)	Three Months Ended 9/30/16

Net income (controlling interest)	$107.7	$109.2
Intangible amortization and impairments	29.9	34.2
Intangible-related deferred taxes	21.1	19.5
Other economic items (F)	1.1	1.6

Economic net income (controlling interest) (B)	$159.8	$164.5

Average shares outstanding (adjusted diluted) (D)	54.8	54.4

Economic earnings per share (D)	$2.92	$3.02

Net income (controlling interest)	$107.7	$109.2
Interest expense	23.6	22.4
Imputed interest and contingent payment arrangements	0.3	0.9
Income taxes	55.5	51.1
Depreciation and other amortization	1.9	2.0
Intangible amortization and impairments	29.9	34.2

Adjusted EBITDA (controlling interest) (C)	$218.9	$219.8

	Nine Months Ended 9/30/15 (A)	Nine Months Ended 9/30/16

Net income (controlling interest)	$362.0	$321.1
Intangible amortization and impairments	89.8	105.6
Intangible-related deferred taxes	62.3	63.0
Other economic items (F)	(22.7)	1.3

Economic net income (controlling interest) (B)	$491.4	$491.0

Average shares outstanding (adjusted diluted) (D)	55.4	54.4

Economic earnings per share (D)	$8.88	$9.02

Net income (controlling interest)	$362.0	$321.1
Interest expense	68.2	66.4
Imputed interest and contingent payment arrangements	(40.0)	(0.2)
Income taxes	193.3	157.0
Depreciation and other amortization	5.8	5.9
Intangible amortization and impairments	89.8	105.6

Adjusted EBITDA (controlling interest) (C)	$679.1	$655.8

AMG

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015 (A)	2016	2015 (A)	2016

Revenue	$613.1	$544.7	$1,894.7	$1,644.2
Operating expenses:
Compensation and related expenses	243.7	244.2	788.7	702.9
Selling, general and administrative	107.5	94.2	330.5	286.7
Intangible amortization and impairments	30.5	26.9	86.4	82.2
Depreciation and other amortization	4.5	5.0	13.5	15.0
Other operating expenses, net	11.7	3.4	33.8	25.9

	397.9	373.7	1,252.9	1,112.7

Operating income	215.2	171.0	641.8	531.5

Income from equity method investments	57.9	67.5	171.2	200.7

Other non-operating (income) and expenses:
Investment and other (income) expense	0.1	(11.0)	(16.6)	(26.7)
Interest expense	23.6	22.4	68.2	66.4
Imputed interest expense and contingent payment arrangements (G)	0.3	0.9	(40.0)	(0.2)

	24.0	12.3	11.6	39.5

Income before income taxes	249.1	226.2	801.4	692.7

Income taxes (H)	58.1	51.3	202.2	161.1

Net income	191.0	174.9	599.2	531.6

Net income (non-controlling interests)	(83.3)	(65.7)	(237.2)	(210.5)

Net income (controlling interest)	$107.7	$109.2	$362.0	$321.1

Average shares outstanding (basic)	54.2	53.9	54.5	53.9
Average shares outstanding (diluted)	57.0	56.6	57.4	56.6

Earnings per share (basic)	$1.99	$2.03	$6.64	$5.96
Earnings per share (diluted)	$1.96	$2.00	$6.51	$5.88

AMG

Consolidated Balance Sheets

(in millions)

	December 31, 2015 (A)	September 30, 2016
Assets
Cash and cash equivalents	$563.8	$422.0
Receivables	391.2	387.1
Investments in marketable securities	199.9	213.2
Other investments	149.3	144.0
Fixed assets, net	114.1	113.4
Goodwill	2,668.4	2,644.3
Acquired client relationships, net	1,686.4	1,546.3
Equity method investments in Affiliates	1,937.1	2,795.6
Other assets	59.2	57.5

Total assets	$7,769.4	$8,323.4

Liabilities and Equity
Payables and accrued liabilities	$729.4	$579.4
Senior bank debt	643.3	873.5
Senior notes	937.1	938.8
Convertible securities	299.0	301.0
Deferred income taxes	565.7	652.1
Other liabilities	213.3	170.3

Total liabilities	3,387.8	3,515.1

Redeemable non-controlling interests	612.5	772.2
Equity:
Common stock	0.6	0.6
Additional paid-in capital	694.9	780.0
Accumulated other comprehensive loss	(18.1)	(80.8)
Retained earnings	2,581.6	2,902.7

	3,259.0	3,602.5
Less: treasury stock, at cost	(421.9)	(413.5)

Total stockholders’ equity	2,837.1	3,189.0
Non-controlling interests	932.0	847.1

Total equity	3,769.1	4,036.1

Total liabilities and equity	$7,769.4	$8,323.4

AMG

Notes

(in millions, except per share data)

(A)	During the three months ended September 30, 2016, we determined that we had incorrectly recognized deferred tax benefits, a non-cash item, on certain Affiliate equity transactions dating back to 2005. The impact on all quarterly and annual periods in our previously-issued Consolidated Financial Statements was not material. The Company has revised its previously-issued Consolidated Financial Statements for periods prior to 2016. The effect of correcting the error for the six months ended June 30, 2016 ($1.8 million) was recorded in the three months ended September 30, 2016.

The tables below show the effect of correcting the misstatement on our Consolidated Statements of Income, Performance Measures and Consolidated Balance Sheet. The revision had no impact on Income before income taxes or Total stockholders’ equity.

	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
Consolidated Statements of Income	As Previously Reported	Adjustments	As Revised	As Previously Reported	Adjustments	As Revised
Income taxes	$56.8	$1.3	$58.1	$198.5	$3.7	$202.2
Net income	192.3	(1.3)	191.0	602.9	(3.7)	599.2
Net income (controlling interest)	109.0	(1.3)	107.7	365.7	(3.7)	362.0
Earnings per share (basic)	$2.01	$(0.02)	$1.99	$6.71	$(0.07)	$6.64
Earnings per share (diluted)	1.98	(0.02)	1.96	6.57	(0.06)	6.51

Performance Measures
Economic net income (controlling interest)	$160.8	$(1.0)	$159.8	$494.2	$(2.8)	$491.4
Economic earnings per share	$2.93	$(0.01)	$2.92	$8.93	$(0.05)	$8.88

	December 31, 2015
Consolidated Balance Sheet	As Previously Reported	Adjustments	As Revised
Additional paid-in capital	$597.2	$97.7	$694.9
Retained earnings	2,679.3	(97.7)	2,581.6

(B)	Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of pre-tax intangible amortization and impairments (including the portion attributable to equity method investments in Affiliates), deferred taxes related to intangible assets, and other economic items which include non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses. We consider Economic net income (controlling interest) an important measure of our financial performance, as we believe it best represents operating performance before our share of non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance.

We add back intangible amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations. We add back non-cash imputed interest and reductions or increases in contingent payment arrangements because it better reflects our contractual interest obligations. We add back non-cash expenses relating to certain transfers of equity between Affiliate partners when these transfers have no dilutive effect to shareholders.

AMG

Notes (continued)

(in millions, except per share data)

(C)	Adjusted EBITDA (controlling interest) represents our performance before our share of interest expense, income taxes, depreciation, amortization, impairments and adjustments to our contingent payment obligations. We believe that many investors use this information when assessing the financial performance of companies in the investment management industry. This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance. The title of this performance measure has been renamed from EBITDA (controlling interest) to Adjusted EBITDA (controlling interest). There has been no change in the calculation of this performance measure.

(D)	Economic earnings per share represents Economic net income (controlling interest) divided by the Average shares outstanding (adjusted diluted). In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation. This method does not take into account any increase or decrease in our cost of capital in an assumed conversion. Economic earnings per share is provided in addition to, but not as a substitute for, Earnings per share (diluted) or any other GAAP measure of financial performance.

(E)	We included our investments in Systematica Investments L.P. and Baring Private Equity Asia in the Consolidated Financial Statements in the first quarter of 2016.

(F)	For the three months ended September 30, 2015 and 2016, Other economic items are net of income taxes of $0.1 and $0.1, respectively. For the nine months ended September 30, 2015 and 2016, Other economic items are net of income taxes of $15.1 and $0.1, respectively.

(G)	For the nine months ended September 30, 2015 and 2016, Imputed interest and contingent payment arrangements include gains from adjustments to our contingent payment obligations of $44.7 and $2.8, respectively. There were no contingent payment adjustments in the three months ended September 30, 2015 or 2016.

(H)	Our consolidated income tax provision includes taxes attributable to the controlling interest, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015 (A)	2016	2015 (A)	2016
Taxes attributable to controlling interest	$55.5	$51.1	$193.3	$157.0
Taxes attributable to non-controlling interests	2.6	0.2	8.9	4.1

Total income taxes	$58.1	$51.3	$202.2	$161.1

Income before taxes (controlling interest)	$163.2	$160.3	$555.3	$478.1

Effective tax rate (controlling interest)	34.0%	31.9%	34.8%	32.8%